SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report: December 7, 2004, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
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(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 1.01: Entry into a Material Definitive Agreement

On December 1, 2004, Media Services Group, Inc. ("MSGI") entered into a Subscription Agreement with Excelsa S.p.A. ("Excelsa"), a corporation organized under the laws of the Republic of Italy, to acquire 66,632 shares of Common Stock of Excelsa, par value of 1.0 Euro per share, representing 4.5% of the issued and outstanding shares of Common Stock of Excelsa on a fully diluted basis. MSGI subscribed for and agreed to purchase from Excelsa the Common Stock for an aggregate purchase price in cash of 1.25 million Euros. The purchase price is payable in Euro by wire transfer of funds with an initial payment of
0.75 million Euros contemporaneously with the execution and delivery of the Subscription Agreement and the remaining 0.50 million Euros payable on or before December 15, 2004.

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Excelsa has represented to MSGI that it will not solicit, initiate, consider, encourage or accept any other proposals or offers from any person relating to any acquisition or purchase of all or any portion of the capital stock or assets of Excelsa or any of its subsidiaries nor will it enter into any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or related to Excelsa or any of its subsidiaries for a period of 45 days after delivery of consolidated financials statements for the twelve month periods ended June 30, 2002, 2003 and 2004 in U.S. generally accepted accounting principles ("GAAP") format, which will occur no later than February 28, 2004.

Item 9.01: Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

 2.1     Subscription Agreement dated December 1, 2004.
99.1     Press Release issued by the Registrant dated December 2, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MEDIA SERVICES GROUP, INC.

Date: December 7, 2004                   By: /s/ Richard J. Mitchell III
                                             ----------------------------
                                         Name:    Richard J. Mitchell III
                                         Title:   Chief Accounting Officer










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                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit

  2.1           Subscription Agreement dated December 1, 2004.
99.1            Press Release issued by the Registrant dated December 2, 2004.













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